UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 12, 2026

SUMMIT HOTEL PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35074	27-2962512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

13215 Bee Cave Parkway, Suite B-300
Austin, TX  78738
(Address of Principal Executive Offices) (Zip Code)

(512) 538-2300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	INN	New York Stock Exchange
Series E Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PE	New York Stock Exchange
Series F Cumulative Redeemable Preferred Stock, $0.01 par value	INN-PF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2026, Summit Hotel Properties, Inc. (the “Company”) announced that William Conkling, the Company’s Executive Vice President and Chief Financial Officer, has resigned as an officer and employee of the Company effective as of June 15, 2026 (the “Effective Date”). Mr. Conkling’s departure is not the result of any disagreement with the Company or any matter related to the Company’s operations, policies or practices, including its accounting principles, financial statements or financial disclosures.

In connection with his separation from the Company, the Company and Mr. Conkling entered into a Separation and Consulting Agreement (the “Separation Agreement”) that sets forth the terms of his termination of employment. Under the Separation Agreement, Mr. Conkling has agreed to provide the Company with consulting and transition services for the period commencing on June 16, 2026, and ending on September 30, 2026. During the consulting period, Mr. Conkling will receive a consulting fee of $25,000 per calendar month as prorated based on the effective date of the Separation Agreement.

Other than accrued obligations and the consulting fee described above, Mr. Conkling will not be entitled to any termination or severance payments or benefits in connection with his termination, and any unvested equity-based awards held by Mr. Conkling as of the Effective Date will be forfeited.

In addition, the Separation Agreement provides that, in connection with his termination of employment and the termination of the consulting period, Mr. Conkling will execute and deliver a general release of claims in favor of the Company. The Separation Agreement further provides that the noncompete covenant under Mr. Conkling’s employment agreement with the Company will continue to apply for six months (rather than twelve months) following the termination of his employment. All other restrictive covenants contained in Mr. Conkling’s employment agreement will continue to apply in accordance with their terms.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

Jonathan Stanner will assume the role of principal financial officer of the Company effective June 15, 2026, in addition to continuing as President and Chief Executive Officer. Mr. Stanner will not receive any additional compensation for his role as principal financial officer.

Item 7.01.    Regulation FD Disclosure.

The Company issued a press release announcing Mr. Conkling’s departure on June 12, 2026. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release, dated June 12, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMMIT HOTEL PROPERTIES, INC.

Date: June 12, 2026	By:	/s/ Christopher R. Eng
Christopher R. Eng Executive Vice President, General Counsel, Chief Risk Officer and Secretary